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                                                   EXHIBIT 23.2

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Specialty Catalog Corp. on Form S-3 of our report dated February 27, 1998, appearing in the Annual Report on Form 10-K of Specialty Catalog Corp. for the year ended January 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                    /s/  Deloitte & Touche LLP
                                    DELOITTE & TOUCHE LLP

Boston, MA
May 5, 1998